MARK COHEN C.P.A.

1772 East Trafalgar Circle

Hollywood, FL 33020

(954) 922-6042

_____________________________________________________________________________________

March 18, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

I have read Item 4 of Form 8-K dated March 18, 2004, of Viropro, Inc. and I am in agreement with the statements contained in Item 4(a) therein.  I have no basis to agree or disagree with other statements of the registrant contained therein.